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                                                               EXHIBIT (a)(1)(G)

                         IMMEDIATE ATTENTION REQUIRED


November 9, 2001


Re:  National Home Centers, Inc. 401(k) Retirement Plan

Dear Plan Participant:

     Our records reflect that, as a participant in the above-referenced plan
(the "Plan"), you have invested in National Home Centers, Inc. ("NHC") common stock. As you may know, The Newman Family, LLC (the "Purchaser"), which is owned by Dwain A. Newman and his wife, has initiated an offer to purchase all of the outstanding shares of NHC common stock not currently owned by Mr. Newman.
As described below, you have the right to instruct us, as administrator of the Plan (the "Administrator"), whether to tender the shares of NHC common stock credited to your individual account under the Plan.

     Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials describe an offer to purchase all shares of NHC common stock for $1.40 per share.

     You will need to complete the enclosed Direction Form and return it to the Administrator in the enclosed return envelope so that it is RECEIVED by 5:00 p.m., Central Standard Time, on Monday, December 10, 2001, unless the Offer is extended. Please complete and return the enclosed Direction Form even if you decide not to participate in the tender offer. You may also instruct the Administrator by facsimile by faxing your Direction Form to (501) 927-5794 between the hours of 8:30 a.m. and 5:00 p.m., Central Standard Time, Monday thru
Friday (excluding holidays).

     Please note that a tender of Shares credited to your individual account under the Plan can be made only by State Street Bank, as trustee of the Plan, and as the holder of record. If you wish to direct the Trustee concerning the tender of your Shares in the Plan, you must complete and return the enclosed
Direction Form.

     The Administrator makes no recommendation as to whether to direct the tender of Shares or whether to refrain from directing the tender of Shares.
EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

CONFIDENTIALITY

     To assure the confidentiality of your decision, the Administrator and its affiliates or agents will tabulate the Direction Forms. Neither the Administrator nor its affiliates or agents will make the results of your individual direction available to NHC.

PROCEDURE FOR DIRECTING TRUSTEE

     A Direction Form for making your direction is enclosed. For purposes of the final tabulation, the Administrator will apply your instructions to the number of Shares credited to your account as of December 10, 2001, or as of a later date if the Offer is extended.

     If you do not properly complete the Direction Form or do not return it by the deadline specified, unless the Offer is extended, the Trustee will, in accordance with the provisions of the Plan, exercise its sole discretion, which may include not tendering the shares allocated to your account.
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     To properly complete your Direction Form, you must do the following:

     (1)  On the face of the Direction Form, check Box 1, 2, or 3.  CHECK ONLY
ONE BOX.

          . CHECK BOX 1 if you want ALL of the Shares credited to your individual account tendered for sale in accordance with the terms of the Offer.

          . CHECK BOX 2 if you want to tender a portion of the Shares credited to your individual account. Specify the percent (%) of Shares credited to your individual account that you want to tender for sale in accordance with the terms of this Offer. If this amount is less than 100%, you will be deemed to have instructed the Administrator
            NOT to tender the balance of the Shares credited to your individual account under the Plan.

          . CHECK BOX 3 if you do not want the Shares credited to your individual account tendered for sale in accordance with the terms of the Offer and simply want the Plan to continue holding such Shares.

     (2)  Date and sign the Direction Form in the space provided.

     (3) Return the Direction Form in the enclosed return envelope so that it is received by the Administrator at the address on the return envelope not later than 5:00 p.m., Central Standard Time, on Monday, December 10, 2001, unless the Offer is extended.

     Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m., Central Standard Time, on December 10, 2001, unless the Offer is extended. In order to make an effective withdrawal, you must submit a new Direction Form, which may be obtained by calling the Administrator at (501) 756-1700. Your new
Direction Form must include your name, address, and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed canceled. You may direct the re-tendering of any Shares credited to your individual account by obtaining an additional Direction Form from the Administrator and repeating the previous instructions for directing tenders as set forth in this letter.

     After the deadline above for returning the Direction Form to the Administrator, the Administrator and its affiliates or agents will complete the tabulation of all directions and the Trustee, as trustee, will tender the appropriate number of Shares.

EFFECT OF TENDER ON YOUR ACCOUNT

     As of 5:00 p.m., Central Standard Time, on December 10, 2001, the NHC stock within your individual account will be frozen for all distributions, loans, withdrawals, and exchanges until all tender offer processing has been completed.
All participant directions received by that time will be processed.

     Balances in NHC common stock will be utilized to calculate amounts eligible for distributions, loans, and withdrawals throughout the freeze. The
Administrator will complete processing as soon as administratively possible. The
Administrator anticipates that the processing will be completed five to seven business days after receipt of proceeds from the Purchaser.

     For any Shares in the Plan that are tendered and purchased by the Purchaser, the Purchaser will pay cash to the Plan. INDIVIDUAL PARTICIPANTS IN
THE PLAN WILL NOT, HOWEVER, RECEIVE ANY CASH PROCEEDS FROM THE OFFER DIRECTLY.
ALL SUCH PROCEEDS WILL REMAIN IN THE PLAN AND WILL BE ALLOCATED TO THE
PARTICIPANT'S ACCOUNT. The

                                       2
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cash proceeds received by the Plan will be invested in the Short Term Money
Market Fund. Thereafter, you will be able to invest the proceeds in your individual account in your choice of the available investment options under the
Plan.

SHARES OUTSIDE THE PLAN

     If you hold shares directly, you should have received, under separate cover, tender offer materials directly from the Purchaser which can be used to tender such Shares directly to the Depositary. Those tender offer materials may not be used to direct the Trustee to tender or not tender the Shares credited to your individual account under the Plan. The direction to tender or not tender
Shares credited to your individual account under the Plan may only be made in accordance with the procedures in this letter. Similarly, the enclosed Direction
Form may not be used to tender non-Plan Shares.

FURTHER INFORMATION

     If you require additional information concerning the procedure to tender
Shares credited to your account under the Plan, please contact the Administrator.

                              Sincerely,

                              National Home Centers, Inc.

                                       3
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                                DIRECTION FORM
                                      FOR
                          NATIONAL HOME CENTERS, INC.
                      401(k) RETIREMENT PLAN PARTICIPANTS


                     INSTRUCTIONS FOR TENDER OF PLAN SHARES

(Note: Before completing the Direction Form, you should read the attached memorandum from National Home Centers, Inc., Administrator of the Plan, as well as the Offer to Purchase and related Letter of Transmittal.)

THE OPTION ELECTION FORM MUST BE RECEIVED BY THE ADMINISTRATOR BEFORE 5:00 P.M.,
CENTRAL STANDARD TIME, ON DECEMBER 10, 2001.  YOU MUST SIGN AND COMPLETE THIS
FORM FOR YOUR DIRECTION TO BE VALID.

                            Send the Direction Form:
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

By hand:                       By courier:                  By mail:
National Home Centers, Inc.    National Home Centers, Inc.  National Home Centers, Inc.
401(k) Plan Administrator      401(k) Plan Administrator    401(k) Plan Administrator
Highway 265 North              Highway 265 North            P.O. Box 789
Springdale, Arkansas  72765    Springdale, Arkansas  72765  Springdale, Arkansas  72765

                                 By facsimile:
                                 (501) 927-5794

Note:   Delivery of the form to an address or a facsimile number other than as set forth above will not constitute a valid delivery.

          This Direction Form is to be used by participants in the National Home Centers, Inc. 401(k) Retirement Plan (the "Plan") who wish to tender shares of common stock, par value $0.01 per share (the "Shares") of National Home Centers, Inc. ("NHC") held in the participant's account in the Plan, pursuant to the Offer to Purchase dated November 9, 2001 (the "Offer to Purchase") and the related Letter of Transmittal with respect to an offer by The Newman Family, LLC (the "Purchaser") to purchase all of the outstanding Shares not owned by the Purchaser or Dwain A. Newman, at a price of $1.40 per Share (the "Offer").

          The Direction Form must be received by the Administrator before 5:00 p.m., Central Standard time, on December 10, 2001, unless the Offer is extended. You must sign and complete this form for your direction to be valid.

General Terms, Conditions, and Instructions of the Offer Applicable to Tenders of Plan Shares:

NOTE: BY SIGNING THE OPTION ELECTION, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

          1. You will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment, and transfer of

Plan Shares tendered hereby and have read, understand and agree with all of the terms of the Offer to Purchase.

          2. You understand that tenders of Plan Shares pursuant to the procedures described in the Offer will constitute an agreement between you and the Purchaser upon the terms and subject to the conditions of the Offer.

          3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your and your obligation hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer to Purchase, this tender is irrevocable.

          4. You understand that (a) the purchase price will be paid to your account under the Plan (you cannot elect to have the purchase price paid to another person) and (b) you will be responsible for paying federal and state income taxes, if any, arising from the sale of the Plan Shares in the Offer.

          5. All questions as to the number of Plan Shares accepted, the form of documents, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of Plan Shares will be determined by the Purchaser in its sole discretion, which determinations shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders of Plan Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Purchaser's counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Plan Shares, and the Purchaser's interpretation of the terms of the Offer to Purchase (including these Instructions) will be final and binding on all parties. No tender of Plan Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchaser shall determine. None of the Purchaser, the Administrator, the Depositary, or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

          6. Questions and requests for assistance or additional copies of the Offer to Purchase and the Direction Form for the Tender of Plan Shares should be directed to National Home Centers, Inc., Administrator, National Home Centers, Inc. 401(k) Retirement Plan, telephone: (501) 756-1700.
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                                 DIRECTION FORM
                          NATIONAL HOME CENTERS, INC.
                             401(k) RETIREMENT PLAN

I hereby elect as follows with respect to my Plan Shares (Choose only one):

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

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1.         I wish to tender ALL Shares credited to my account for purchase at a price of $1.40 per
           Share in accordance with the terms of the Offer.

           CHECK HERE  [ ]

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2.         I wish to tender the following percentage of Shares credited to my account for purchase at a price of $1.40 per Share in accordance with the terms of the Offer.

           CHECK HERE  [ ]        Percentage of Shares:
                                                       ------------------
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3.         I DO NOT wish to tender any Shares credited to my account for purchase at a price of $1.40 per Share in accordance with the terms of the Offer.

           CHECK HERE  [ ]

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                                   SIGN HERE


Signature of Participant
                        --------------------------------------------------------
Name
    ----------------------------------------------------------------------------
                                (Please Print)

Address
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (Please Include Zip Code)

Area Code and Telephone Number
                              --------------------------------------------------

Taxpayer Identification number
                              --------------------------------------------------


Dated
     -----------------------------

You must return the Direction Form in the enclosed return envelope so that it is received by the Administrator at the address on the return envelope not later than 5:00 p.m., Central Standard Time, on December 10, 2001, unless the Offer is extended.